United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 19, 2006

(Date of Report – Date of earliest event reported)

DayStar Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	50508	84-1390053
(State or other jurisdiction of incorporation)	(Commission file Number)	(I.R.S. Employer Identification No.)

13 Corporate Drive Halfmoon, New York	12065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 383-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Bylaws

Description of Changes

At a Special Meeting held on October 19, 2006, the Board of Directors of DayStar Technologies, Inc. (the “Company”) unanimously voted to amend the Company’s Bylaws to create the position of Lead Director and named Randolph A. Graves, Jr. as the initial Lead Director, to serve in that capacity until his successor is named and qualified. The Lead Director will provide independent leadership to the Board of Directors, facilitate the functioning of the Board of Directors independently of the Corporation’s management, and maintain and enhance the quality of the Corporation’s corporate governance practices.

This Bylaws amendment is effective as of October 19, 2006.

Item 8.01	Other Events

At its Special Meeting held on October 19, 2006, the Company’s Board of Directors also unanimously voted to create an Executive Committee of the Board, as authorized by the Company’s Bylaws, consisting of four directors, including the Lead Director, the Company’s Board Chairman, and the two respective independent directors holding the positions of Chairman of the Audit and Compensation Committees of the Company’s Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.3	Amended and Restated Bylaws, dated October 19, 2006

99.1	Press Release of DayStar Technologies, Inc. dated October 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

/s/ Stephen A. Aanderud
Stephen A. Aanderud
Chief Financial Officer

Dated: October 25, 2006